As filed with the United States Securities and Exchange Commission on April 22, 2009

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

Registration Statement Under the Securities Act of 1933

CIMAREX ENERGY CO.*

(Exact name of registrant as specified in its charter)

Delaware	45-0466694
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1700 Lincoln Street, Suite 1800
Denver, Colorado  80203-4518
(303) 295-3995
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paul Korus
Cimarex Energy Co.
1700 Lincoln Street, Suite 1800
Denver, Colorado  80203-4518
(303) 295-3995
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Charles D. Maguire, Jr. Holme Roberts & Owen LLP 1700 Lincoln Street, Suite 4100 Denver, Colorado 80203 (303) 861-7000	Thomas A. Richardson Cimarex Energy Co. 1700 Lincoln Street, Suite 1800 Denver, Colorado 80203-4518 (303) 295-3995

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered		Proposed Maximum Offering Price Per Unit		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $0.01 par value Preferred Stock, $0.01 par value Debt Securities Guarantees of Debt Securities Warrants		(1)		(1)		(1)		(2)

(1)        Such indeterminate number or amount of common stock, preferred stock, debt securities, guarantees of debt securities and warrants is being registered as may from time to time be sold at indeterminate prices.  This Registration Statement also includes such indeterminate amount of common stock, preferred stock and debt securities as may be resold from time to time upon exercise of warrants or conversion of convertible securities being registered hereunder.

(2)        Pursuant to Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.

*     Includes certain subsidiaries of Cimarex Energy Co. identified on the following page.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Exact Name of Registrant Guarantor as Specified in its Charter (1)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Brock Gas Systems & Equipment, Inc.	Texas	84-1438790
Cimarex Energy Co. of Colorado	Texas	75-1074365
ConMag Energy Corporation	Texas	20-8596953
Hunter Gas Gathering, Inc.	Texas	73-1222501
Key Production Company, Inc.	Delaware	84-1089744
Magnum Hunter Production, Inc.	Texas	75-2589131
Oklahoma Gas Processing, Inc.	Delaware	73-1566476
PEC (Delaware), Inc.	Delaware	73-1567808
Pintail Energy, Inc.	Delaware	01-0615093
Prize Energy Resources, L.P.	Delaware	73-1565425
Prize Operating Company	Delaware	73-1565426

(1)   The address for each registrant guarantor is 1700 Lincoln Street, Suite 1800, Denver, Colorado  80203-4518, telephone (303) 295-3995.

Cimarex Energy Co.

COMMON STOCK
PREFERRED STOCK
DEBT SECURITIES
GUARANTEES OF DEBT SECURITIES
WARRANTS

We or selling securityholders may from time to time offer to sell common stock, preferred stock, debt securities, guarantees or warrants.  Each time we or a selling securityholder sells securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered.  You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

Our common stock is listed on the New York Stock Exchange under the symbol “XEC.”

Investing in our securities involves a high degree of risk.  See the “Risk Factors” section of our filings with the Securities and Exchange Commission (the “SEC”) and the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

The date of this prospectus is April 22, 2009.

You should rely only on the information contained or incorporated by reference in this prospectus and in any supplement to this prospectus.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  You should assume that the information appearing in this prospectus and any accompanying prospectus supplement is accurate as of the date on their respective covers.  Our business, financial condition, results of operations and prospects may have changed since that date.

i

Glossary of oil and gas terms

In this prospectus (including the information incorporated by reference in this prospectus), the following terms have the meanings specified below.

Bbl/d	Barrels (of oil) per day
Bbls	Barrels (of oil)
Bcf	Billion cubic feet (of natural gas)
Bcfe	Billion cubic feet equivalent
MBbls	Thousand barrels
Mcf	Thousand cubic feet
Mcfe	Thousand cubic feet equivalent
MMBbls	Million barrels
MMBtu	Million British Thermal Units
MMcf	Million cubic feet
MMcf/d	Million cubic feet per day
MMcfe	Million cubic feet equivalent
MMcfe/d	Million cubic feet equivalent per day
Net Acres	Gross acreage multiplied by working interest percentage
Net Production	Gross production multiplied by net revenue interest
NGL	Natural gas liquids
Tcf	Trillion cubic feet
Tcfe	Trillion cubic feet equivalent

One barrel of oil is the energy equivalent of six Mcf of natural gas.

ii

About this prospectus

This prospectus is part of a registration statement we filed with the SEC using a “shelf” registration process.  We may sell any combination of the securities described in this prospectus from time to time.

The types of securities that we may offer and sell from time to time pursuant to this prospectus are:

•                  common stock;

•                  preferred stock;

•                  debt securities;

•                  guarantees; and

•                  warrants.

Each time we sell securities pursuant to this prospectus, we will describe in a prospectus supplement, which we will deliver with this prospectus, specific information about the offering and the terms of the particular securities offered. In each prospectus supplement we will include the following information, if applicable:

•                  the type and amount of securities that we propose to sell;

•                  the initial public offering price of the securities;

•                  the names of any underwriters or agents through or to which we will sell the securities;

•                  any compensation of those underwriters or agents; and

•                  information about any securities exchanges or automated quotation systems on which the securities will be listed or traded.

In addition, the prospectus supplement may also add, update or change the information contained in this prospectus.

Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.

Disclosure regarding forward-looking statements

Throughout this prospectus (including information incorporated by reference in this prospectus), we make statements that may be deemed “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, that address activities, events, outcomes and other matters that Cimarex plans, expects, intends, assumes, believes, budgets, predicts, forecasts, projects, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. These forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus and the information incorporated by reference in this prospectus. Forward-looking statements include statements with respect to, among other things:

•                  amount, nature and timing of capital expenditures;

•                  drilling of wells;

•                  reserve estimates;

•                  timing and amount of future production of oil and natural gas;

•                  operating costs and other expenses;

•                  cash flow and anticipated liquidity;

•                  estimates of proved reserves, exploitation potential or exploration prospect size; and

•                  marketing of oil and natural gas.

We caution you that these forward-looking statements are subject to all of the risks and uncertainties, many of which are beyond our control, incident to the exploration for and development, production and sale of oil and gas. These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of goods and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating proved oil and natural gas reserves and in projecting future rates of production and timing of development expenditures and other risks described herein.

Reserve engineering is a subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data and the interpretation of such data by our engineers. As a result, estimates made by different engineers often vary from one another. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions could change the timing of future production and development drilling. Accordingly, reserve estimates are generally different from the quantities of oil and natural gas that are ultimately recovered.

Should one or more of the risks or uncertainties above or elsewhere in this prospectus and the information incorporated by reference in this prospectus cause our underlying assumptions to be incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

All forward-looking statements, express or implied, included in this prospectus and the information incorporated by reference in this prospectus and attributable to Cimarex are qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Cimarex or persons acting on its behalf may issue. Cimarex does not undertake any obligation to update any forward-looking statements to reflect events or circumstances after the date of this prospectus, except as required by law.

The company

Cimarex Energy Co. is an independent oil and gas exploration and production company. Our operations are mainly located in Texas, Oklahoma, New Mexico, Kansas, Louisiana and Wyoming. Proved oil and gas reserves as of year-end 2008 totaled 1.3 Tcfe, consisting of 1.1 Tcf of gas and 45.2 million barrels of oil and natural gas liquids. Of total proved reserves, 80 percent of energy equivalent units are gas and 82 percent are classified as proved developed. Our 2008 production averaged 485.8 MMcfe per day, comprised of 348.2 MMcf of gas per day and 22,937 barrels of oil per day. We operate the wells that account for 83 percent of our total proved reserves and approximately 81 percent of production.

Our corporate headquarters are located at 1700 Lincoln Street, Suite 1800, Denver, Colorado 80203 and our main telephone number at that location is (303) 295-3995. Cimarex is a Delaware corporation.

Our Web site address is www.cimarex.com. There you will find our news releases, annual reports, proxy statements, 10-Ks, 10-Qs, 8-Ks, insider (Section 16) filings and all other SEC filings. We have also posted our Code of Ethics, Code of Business Conduct, Corporate Governance Guidelines, Audit Committee Charter, Compensation and Governance Committee Charter and Nominating Committee Charter. Copies of these documents are also available in print upon a written or telephone request to our Corporate Secretary. Throughout this prospectus, unless otherwise indicated, we use the terms “Cimarex,” “Company,” “we,” “our,” and “us” to refer to Cimarex Energy Co. and its subsidiaries.

Recent developments

Because of the significant decrease in natural gas prices since December 31, 2008, our preliminary analysis indicates that a non-cash impairment of our oil and gas properties will likely be recorded for the quarter ended March 31, 2009.

Risk factors

Before you invest in any of our securities, in addition to the other information in this prospectus and the applicable prospectus supplement, you should carefully consider the risk factors under the heading “Risk Factors” in our Annual Report on Form 10-K filed with the SEC on February 27, 2009, which is incorporated by reference into this prospectus and the applicable prospectus supplement, as the same may be updated from time to time by our future filings under the Exchange Act.

Use of proceeds

We intend to use the net proceeds we receive from the sale of securities by us as set forth in the applicable prospectus supplement.  Unless otherwise specified in the applicable prospectus supplement, we will not receive any proceeds from the sale of securities by selling securityholders.

Ratio of earnings to fixed charges

The following table sets forth our ratio of earnings to fixed charges:

	Year Ending December 31,
	2008		2007	2006	2005	2004

Ratio of earnings to fixed charges	—	(a)	14.8	19.8	27.2	130.6

(a)          In 2008, earnings were insufficient to cover fixed charges by $1.452 billion and therefore no ratio is shown.  The insufficiency was primarily a result of non-cash impairments of oil and gas properties totaling $2.2 billion that were recorded due to declines in commodity prices during the last half of 2008.

The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges.  Earnings consist of income from continuing operations before income taxes and cumulative change in accounting principle plus distributions received from equity investments, and fixed charges, minus income from equity investments and capitalized interest.  Fixed charges consist of interest expensed, which includes amortization of the premium of fair market value over the face value of debt, an estimated interest component in net rental expense, and interest capitalized.

In May, 2008, the Financial Accounting Standards Board (“FASB”) issued a new Staff Position (No. APB 14-1), Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement), that became effective for fiscal years beginning after December 15, 2008 which impacts the accounting for the components of convertible debt that can be settled wholly or partly in cash upon conversion.  The new requirements are to be applied retrospectively to previously issued convertible debt instruments.  We adopted the provisions of this new Staff Position on January 1, 2009.  The following table sets forth our restated ratio of earnings to fixed charges after giving effect to this new Staff Position:

	Year Ending December 31,
	2008		2007	2006	2005	2004

Ratio of earnings to fixed charges	—	(b)	14.1	18.6	25.6	130.6

(b)         In 2008, earnings were insufficient to cover fixed charges  by $1.474 billion and therefore no ratio is shown.  The insufficiency was primarily a result of non-cash impairments of oil and gas properties totaling $2.2 billion that were recorded due to declines in commodity prices during the last half of 2008.

Dividend policy

In December 2005, the Cimarex board of directors declared Cimarex’s first quarterly cash dividend of $0.04 per share payable to shareholders. A dividend has been authorized in every quarter since then. On December 12, 2007 the board of directors increased the regular cash dividend on our common stock from $0.04 to $0.06 per common share.  Future dividend payments will depend on our level of earnings, financial requirements and other factors considered relevant by the board of directors.

Description of capital stock

The following descriptions of Cimarex’s capital stock and provisions of its amended and restated certificate of incorporation and amended and restated bylaws are summaries and are qualified by reference to the complete text of the amended and restated certificate of incorporation and amended and restated bylaws.  For information on how to obtain copies of the amended and restated certificate of incorporation and amended and restated bylaws, see “Where You Can Find More Information.”

Authorized capital stock

Cimarex’s authorized capital stock consists of 200,000,000 shares of common stock, par value $0.01 per share, and 15,000,000 shares of preferred stock, par value $0.01 per share.  As of March 24, 2009, Cimarex had 83,319,457 shares of common stock and no shares of preferred stock outstanding.

Common stock

Dividends may be paid on the Cimarex common stock out of assets or funds legally available for dividends, when and if declared by Cimarex’s board of directors, subject to any preferential rights of preferred stock, if preferred stock of Cimarex is then outstanding. If Cimarex is liquidated, dissolved or wound up, the holders of shares of Cimarex common stock will be entitled to receive the assets and funds of Cimarex available for distribution after payments to creditors and to the holders of any preferred stock, in proportion to the number of shares held by them.

Each share of Cimarex common stock entitles the holder of record to one vote at all meetings of stockholders and the votes are non-cumulative. The Cimarex common stock has no subscription rights and does not entitle the holder to any preemptive rights. The outstanding shares of Cimarex common stock are duly authorized, validly issued, fully paid and nonassessable.

Preferred stock

Cimarex’s board has the authority, without further stockholder approval, to create series of preferred stock, to issue shares of preferred stock in such series up to the maximum number of shares of the relevant class of preferred stock authorized, and to determine the preferences, rights, privileges and restrictions of any such series, including the dividend rights, voting rights, rights and terms of redemption, liquidation preferences, the number of shares constituting any such series and the designation of such series. Cimarex has not issued any of this preferred stock and has no present plans to issue any shares of preferred stock.

Stockholder rights plan

Cimarex has adopted a stockholder rights plan. Under the terms of the plan, Cimarex declared as a dividend for each share of common stock outstanding the right to purchase certain preferred stock. Each right will entitle the registered holder to purchase from Cimarex a unit consisting of one one-hundredth of a share of Series A Junior Participating Preferred Stock. The following summary description of the rights does not purport to be complete and is qualified in its entirety by reference to the rights agreement between Cimarex and UMB Bank, N.A. For information on how to obtain a copy of the Cimarex stockholder rights plan, see “Where You Can Find More Information.”

The rights are attached to all common stock certificates representing shares then outstanding and no separate rights certificates have been distributed. Subject to certain exceptions specified in the rights agreement, the rights will separate from the common stock and a rights distribution date will occur upon the earlier of:

•                  ten business days following a public announcement that a person or group of affiliated or associated persons, or an acquiring person, has acquired, obtained the right to acquire, or otherwise obtained beneficial ownership of 15% or more of the outstanding shares of common stock, other than as a result of repurchases of stock by Cimarex or certain inadvertent actions by institutional or certain other stockholders; or

•                  ten business days (or such later date as Cimarex’s board of directors will determine) following the commencement of a tender offer or exchange offer that would result in a person or group becoming an acquiring person.

The rights are not exercisable until the rights distribution date and will expire at 5:00 p.m. (New York City time) on February 22, 2012, unless such date is extended or the rights are earlier redeemed or exchanged by Cimarex as described below.

If a person becomes an acquiring person, except by an offer for all outstanding shares of common stock which the independent directors determine to be fair and not inadequate and to otherwise be in the best interests of Cimarex and its stockholders, after receiving advice from one or more investment banking firms, each holder of a right will thereafter have the right to receive, upon exercise, common stock (or, in certain circumstances, cash, property or other securities of Cimarex) having a value equal to two times the exercise price of the right. However, following the occurrence of the event described in this paragraph, all rights that are, or were, beneficially owned by any acquiring person will be null and void. However, rights are not exercisable following the occurrence of the event set forth above until such time as the rights are no longer redeemable by Cimarex as set forth below.

For example, at an exercise price of $60 per right, each right not owned by an acquiring person following an event set forth in the preceding paragraph would entitle its holder to purchase $120 worth of common stock (or other consideration, as noted above) for $60. Assuming that the common stock had a per share value of $60 at that time, the holder of each valid right would be entitled to purchase two shares of common stock for $60.

If, at any time following the stock acquisition date (as described above),

•                  Cimarex engages in a merger or other business combination transaction in which Cimarex is not the surviving corporation (other than by an offer for all outstanding shares of common stock which the independent directors determine to be fair and not inadequate and to otherwise be in the best interests of Cimarex and its stockholders, after receiving advice from one or more investment banking firms);

•                  Cimarex engages in a merger or other business combination transaction in which Cimarex is the surviving corporation and the common stock of Cimarex is changed or exchanged; or

•                  50% or more of Cimarex’s assets, cash flow or earning power is sold or transferred,

each holder of a right (except rights which have previously been voided as set forth above) will thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the right.

At any time after a person becomes an acquiring person and before the acquisition by a person or group of fifty percent or more of the outstanding common stock, the Cimarex board of directors may exchange the rights (other than the rights owned by a person or group which have become void), in whole or in part, at an exchange ratio of one share of common stock, or one one-hundredth of a share of preferred stock (or of a share of a class or series of Cimarex preferred stock having equivalent rights, preferences and privileges), per right (subject to adjustment in certain events).

At any time before the earlier of:

•                  ten business days following the stock acquisition date; or

•                  February 22, 2012,

Cimarex may redeem the rights in whole, but not in part, at a price of $0.01 per right (subject to adjustment in certain events and payable in cash, common stock or other consideration deemed appropriate by Cimarex’s board of directors). Immediately upon the action of Cimarex’s board of directors ordering redemption of the rights, the rights will terminate and the only right of the holders of rights will be to receive the $0.01 redemption price.

Until a right is exercised, its holder, as such, will have no rights as a stockholder of Cimarex, including, without limitation, the right to vote or to receive dividends. While the distribution of the rights will not be taxable to stockholders or to Cimarex, stockholders may, depending upon the circumstances, recognize taxable income if the rights become exercisable for shares of Cimarex common stock (or other consideration) or for common stock of the acquiring company or in the event of the redemption of the rights as described above.

Any of the provisions of the rights agreement may be amended by Cimarex’s board of directors before the rights distribution date. After the rights distribution date, the provisions of the rights agreement may be amended by the board in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of rights, or to shorten or lengthen any time period under the rights agreement.

Description of debt securities

In this “Description of debt securities,” references to “us,” “we,” or “our” are to Cimarex Energy Co. and not our subsidiaries or affiliates.

We may issue debt securities from time to time in one or more series. The debt securities will be our direct obligations and may be guaranteed by certain of our subsidiaries, as determined on a case by case basis for each series of debt securities. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a banking or financial institution, as trustee. A successor trustee may be appointed in accordance with the terms of the applicable indenture.

Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. The prospectus supplement relating to a particular issue of debt securities will describe the terms of those debt securities and the related indenture, which may include (without limitation) the following:

•                  the title and series of the debt securities;

•                  any limit on the aggregate principal amount of the debt securities;

•                  the price or prices at which the debt securities will be issued;

•                  the maturity date or dates, or the method of determining the maturity date or dates, of the debt securities;

•                  the interest rate or rates (which may be fixed or variable) per annum of the debt securities or the method of determining the interest rate or rates of the debt securities;

•                  any conversion or exchange features;

•                  if applicable, the date or dates from which interest on the debt securities will accrue or the method or methods by which the date or dates are to be determined, the interest payment dates, the date or dates on which payment of interest will commence and the regular record dates for such interest payment dates;

•                  if applicable, the date after which and the price or prices at which the debt securities may, pursuant to any optional redemption provisions, be redeemed at our option or of the holders of the debt securities and the other detailed terms and provisions of such optional redemption;

•                  the extent to which any of the debt securities will be issuable in temporary or permanent global form and, if so, the identity of the depositary for the global debt security, or the manner in which any interest payable on a temporary or permanent global debt security will be paid;

•                  the denomination or denominations of debt securities;

•                  whether the debt securities will be issued in registered or bearer form or both and, if in bearer form, the related terms and conditions and any limitations on issuance of these bearer debt securities (including exchange for registered debt securities of the same series);

•                  information with respect to book-entry procedures;

•                  whether any of the debt securities will be issued as original issue discount securities;

•                  each office or agency where, subject to the terms of the indenture, the debt securities may be presented for registration of transfer or exchange;

•                  if other than the U.S. dollar, the currencies or currency units in which the debt securities are issued and in which the principal of, premium and interest, if any, on, and additional amounts, if any, in respect of the debt securities will be payable;

•                  if other than the trustee, the identity of each security registrar, paying agent and authenticating agent; and

•                  any other terms of the debt securities.

The indenture will be governed by and construed in accordance with the laws of the State of New York.

Notices to holders of debt securities will be given by mail to the addresses of such holders as they appear in the security register for such debt securities.

No director, officer, employee or shareholder, as such, of ours or any of our affiliates shall have any personal liability in respect of our obligations under the indenture or the debt securities by reason of his, her or its status as such.

The indenture and the provisions of the Trust Indenture Act incorporated by reference therein will contain certain limitations on the rights of the trustee, should it become a creditor to us, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (within the meaning of the Trust Indenture Act), it must eliminate such conflicting interest or resign.

Description of warrants

We will set forth in the applicable prospectus supplement a description of any warrants that may be offered pursuant to this prospectus.

Plan of distribution

The securities being offered by this prospectus may be sold by us or by a selling securityholder:

•                  through agents;

•                  to or through underwriters;

•                  through broker-dealers (acting as agent or principal);

•                  directly by us or a selling securityholder to purchasers, through a specific bidding or auction process or otherwise;

•                  through a combination of any such methods of sale; or

•                  through any other methods described in a prospectus supplement.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the New York Stock Exchange or any other organized market where the securities may be traded.  The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices.  The consideration may be cash or another form negotiated by the parties.  Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities.  That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities.  Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.  If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities.  If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent.  Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.  Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments.  Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters.  If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached.  The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable.  The prospectus and the applicable prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, a selling securityholder, or an underwriter will sell the securities to the dealer, as principal.  The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.  To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We or a selling securityholder may directly solicit offers to purchase the securities and we or a selling securityholder may make sales of securities directly to institutional investors or others.  These persons may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale of the securities.  To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act of 1933, or to contribution by us to payments they may be required to make in respect of such liabilities.  If required, the prospectus supplement will describe the terms and conditions of such indemnification or contribution.  Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person.  Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock.  These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities.  If any such activities will occur, they will be described in the applicable prospectus supplement.

Selling securityholders

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference into this prospectus.

Validity of the securities

The validity of the securities offered hereby will be passed upon for us by Holme Roberts & Owen LLP, Denver, Colorado, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

Experts

The consolidated financial statements of Cimarex and subsidiaries as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon authority of said firm as experts in accounting and auditing.

DeGolyer and MacNaughton, independent petroleum engineers, reviewed the proved reserve estimates associated with at least 80 percent of the discounted future net cash flows before income taxes for the year ended December 31, 2008.  Estimated quantities of Cimarex’s oil and gas reserves and the net present value of such reserves have been incorporated by reference in this prospectus in reliance on the authority of said firms as experts in petroleum engineering.

Where you can find more information

We file annual, quarterly and special reports, proxy statements and other information with the SEC.  You may read and copy this information at the SEC’s public reference room, which is located at 100 F Street, N.E., Washington, DC 20549.  Please call the SEC at 1-800-SEC-0330 for further information on its public reference room.  This information is also available on-line through the SEC’s Electronic Data Gathering, Analysis, and Retrieval System (EDGAR), located on the SEC’s web site (http://www.sec.gov).  Our SEC filings are also available through the New York Stock Exchange, on which our common stock is listed, at 20 Broad Street, New York, N.Y. 10005.  Our internet address is http://www.cimarex.com.  The information on our website is not incorporated into this prospectus.

Incorporation by reference

We have filed a registration statement with the SEC on Form S-3.  This prospectus is a part of the registration statement.  As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.  The SEC allows us to “incorporate by reference” other documents filed with the SEC, which means that we can disclose important information to you by referring you to other documents.  The information that is incorporated by reference is an important part of this prospectus and information that we file later with the SEC will automatically update and may replace information in this prospectus and information previously filed with the SEC.  The documents listed below and any future filings made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, are incorporated by reference in this prospectus until the termination of this offering, excluding any information furnished under Item 7.01 or Item 2.02 of any Current Report on Form 8-K.

Filing	Period
Annual Report on Form 10-K	Year ended December 31, 2008
Current Reports on Form 8-K	Filed March 3, 2009, March 24, 2009 and April 20, 2009

As you read the above documents, you may find some inconsistencies in information from one document to another.  If you find inconsistencies between the documents, or between a document and this prospectus, you should rely on the statements made in the most recent document.

You may request a copy of any document incorporated by reference in this prospectus, at no cost, by writing or calling us at the following address:

Mary Kay Rohrer
Corporate Secretary
Cimarex Energy Co.
1700 Lincoln Street, Suite 1800
Denver, Colorado 80203-4518
tel.: (303) 295-3995

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other expenses of issuance and distribution

The following table sets forth the expenses in connection with the issuance and distribution of the securities covered by this Registration Statement.  All such expenses are estimates, other than the registration fee payable to the Securities and Exchange Commission, and will be borne by the Registrant.

Securities and Exchange Commission filing fee	$ *
Legal fees and expenses	10,000
Accounting fees and expenses	9,000
Miscellaneous	3,000
Total	$ *

*                 Pursuant to Rules 456(b) and 457(r), the Registrant is deferring payment of the registration fee.

Item 15.  Indemnification of directors and officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation—a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was unlawful.

A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.  The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

Article V of the Registrant’s Amended and Restated Certificate of Incorporation eliminates director liability for monetary damages arising from any breach of the director’s duty of care.

Article VIII of the Registrant’s Amended and Restated By-laws generally provides that, subject to certain limitations, each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer or employee of the Registrant or is or was a director, officer or employee of the Registrant or a direct or indirect wholly owned subsidiary of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of any such subsidiary or another company, savings and loan association, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be indemnified and held harmless by the corporation, to the full extent authorized by the DGCL, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection therewith, provided that such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant (and with respect to a criminal action, had no reason to believe his conduct was unlawful); except that with respect to actions brought by or in the right of the Registrant, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudicated to be liable to the Registrant, unless and only to the extent that the applicable court determines, upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses.  Such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators.  Article VIII provides that the Registrant may pay the expenses incurred in defending any such proceeding in advance of its final disposition upon delivery to the Registrant of an undertaking, by or on behalf of such director, officer, employee or agent to repay such amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified under Article VIII.

Both the DGCL and Article VIII of the Registrant’s Amended and Restated By-laws specifically state that their indemnification provisions shall not be deemed exclusive of any other indemnity rights a director may have.

Section 145 of the DGCL permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such.  Under an insurance policy maintained by the Registrant, the Registrant is insured for certain amounts that it may be obligated to pay directors and officers by way of indemnity and each such director and officer is insured against certain losses that he may incur by reason of his being a director or officer and for which he is not indemnified by the Registrant.

The Registrant has entered into separate indemnification agreements with each of its directors and officers, which may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements may require the Registrant, among other things, to indemnify its directors and officers against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct. These indemnification agreements may also require the Registrant to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified and to obtain directors’ and officers’ insurance, if available on reasonable terms.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of the Registrant’s Amended and Restated Certificate of Incorporation or Amended and Restated By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

Item 16.  Exhibits

The following documents are filed as exhibits to this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement.*
4.1	Amended and Restated Certificate of Incorporation of Cimarex Energy Co. (filed as Exhibit 3.1 to Registrant’s Form 8-K (file no. 001-31446) dated June 7, 2005, and incorporated herein by reference).
4.2	Amended and Restated By-laws of Cimarex Energy Co. (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated September 20, 2007 and incorporated herein by reference).
4.3

Specimen Certificate of Cimarex Energy Co. common stock (filed as Exhibit 4.1 to Amendment No. 1 to Registration Statement on Form S-4 dated July 2, 2002 (Registration No. 333-87948) and incorporated herein by reference).

4.4

Rights Agreement, dated as of February 23, 2002, by and between Cimarex Energy Co. and UMB Bank, N.A. (filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-4 (Registration No. 333-87948) dated May 9, 2002, and incorporated herein by reference).

4.5	Form of Certificate of Designation.*

Exhibit No.	Description
4.6	Form of Senior Indenture by and among Cimarex Energy Co., the Subsidiary Guarantors party thereto and , as trustee.*
4.7	Form of Senior Debt Security.*
4.8	Form of Subordinated Indenture by and among Cimarex Energy Co., the Subsidiary Guarantors party thereto and , as trustee.*
4.9	Form of Subordinated Debt Security.*
4.10	Form of Warrant Agreement.*
4.11	Form of Warrant Certificate.*
5.1	Opinion of Holme Roberts & Owen LLP relating to the validity of the securities being registered.**
12.1	Computation of ratio of earnings to fixed charges.**
23.1	Consent of KPMG LLP.**
23.2	Consent of Holme Roberts & Owen LLP (included in Exhibit 5.1).**
23.3	Consent of DeGolyer and MacNaughton.**
24.1	Power of Attorney (included on signature page).**
25.1	Form T-1 Statement of Eligibility of Trustee.*

*                                 To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.

**                          Filed herewith.

Item 17.  Undertakings

(a)           The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)            Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5)           That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)          Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities and Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to any charter provision, bylaw, contract, arrangement, statute, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e)           The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the applicable trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 (“Act”) in accordance with the rules and regulations of the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver and State of Colorado, on April 22, 2009.

CIMAREX ENERGY CO.

By:	/s/ F.H. Merelli
F.H. Merelli
Chairman, President and Chief Executive Officer

We, the undersigned officers and directors of Cimarex Energy Co. hereby severally constitute and appoint F.H. Merelli and Paul Korus, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, any and all amendments (including post-effective amendments or any abbreviated Registration Statement, and any amendments thereto, filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission; granting unto said attorneys-in-fact full power and authority to perform any other act on behalf of the undersigned required to be done in the premises, hereby ratifying and confirming all that said attorneys-in-fact lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of this Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ F.H. Merelli	Director, Chairman, President and Chief Executive Officer	April 22, 2009
F.H. Merelli	(Principal Executive Officer)

/s/ Paul Korus	Vice President, Chief Financial Officer and Treasurer	April 22, 2009
Paul Korus	(Principal Financial Officer)

/s/ James H. Shonsey	Vice President, Chief Accounting Officer and Controller	April 22, 2009
James H. Shonsey	(Principal Accounting Officer)

/s/ Jerry Box	Director	April 22, 2009
Jerry Box

/s/ Hans Helmerich	Director	April 22, 2009
Hans Helmerich

Signature	Title	Date

/s/ David A. Hentschel	Director	April 22, 2009
David A. Hentschel

/s/ Paul D. Holleman	Director	April 22, 2009
Paul D. Holleman

/s/ Harold R. Logan, Jr.	Director	April 22, 2009
Harold R. Logan, Jr.

/s/ Monroe W. Robertson	Director	April 22, 2009
Monroe W. Robertson

/s/ Michael J. Sullivan	Director	April 22, 2009
Michael J. Sullivan

/s/ L. Paul Teague	Director	April 22, 2009
L. Paul Teague